UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 9, 2014

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

At the 2013 Annual Meeting of Stockholders of Cantel Medical Corp. (the “Company”) held on January 9, 2014 (the “2013 Annual Meeting”), three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on December 2, 2013 (the “Proxy Statement”) in connection with the 2013 Annual Meeting and summarized below.

A final voting report was produced by Broadridge Financial Solutions, Inc. (“Broadridge”), the independent inspector of elections for the 2013 Annual Meeting, certifying the following results on the three proposals:

Proposal 1               The stockholders elected all ten director nominees to serve as members of the Company’s board of directors until the Company’s 2014 Annual Meeting of Stockholders.

	For	Withheld	Abstain	Broker Non Votes

Alan R. Batkin	33,599,974	999,494	23,189	2,803,386
Ann E. Berman	34,430,381	172,475	19,801	2,803,386
Joseph M. Cohen	31,290,857	3,311,997	19,803	2,803,386
Charles M. Diker	32,215,412	2,387,443	19,802	2,803,386
Mark N. Diker	32,248,199	2,354,881	19,577	2,803,386
George L. Fotiades	34,005,308	597,547	19,802	2,803,386
Alan J. Hirschfield	31,699,141	2,903,327	20,189	2,803,386
Andrew A. Krakauer	32,254,162	2,348,618	19,877	2,803,386
Peter J. Pronovost, M.D.	34,004,040	598,428	20,189	2,803,386
Bruce Slovin	32,223,573	2,378,895	20,189	2,803,386

Proposal 2               The stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
32,634,078	761,141	1,227,438	2,803,386

Proposal 3               The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 31, 2014.

For	Against	Abstain	Broker Non-Votes
34,879,460	2,529,562	17,021	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: January 13, 2014